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                                                                      Exhibit 16


                               Ernst & Young LLP
                               1111 Summer Street
                               Stamford, CT 06905
                               Tel: 203-674-3000



June 2, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K dated June 2, 2003 of Coastal Caribbean Oils & Minerals, Ltd. and are in agreement with the statements contained in paragraphs 1 through 3 on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.






                                                    /s/ Ernst & Young LLP